UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: August 5, 2014

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

9625 Cozycroft Avenue, Suite A, Chatsworth CA	91311
(Address of principal executive offices)	(Zip Code)

(866) 824-7881

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 ENTRY INTO A DIRECT FINANCIAL OBLIGATION

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Sale of Debenture

On August 5, 2014 the Registrant entered into a Securities Purchase Agreement with 112359 Factor Fund, LLC (“Factor Fund”), pursuant to which the Registrant sold to Factor Fund a Secured Convertible Debenture. The Securities Purchase Agreement provides that Factor Fund will make ten payments, commencing with a payment of $80,000 on August 5, 2014, followed monthly by eight payments of $25,000 each and one $20,000 payment (i.e. total payments of $300,000). In exchange for each payment, an obligation in the principal amount equal to twice the payment will accrue and be represented by the Debenture. In addition, a premium of $50,000 will be added to the initial obligation, resulting in a total principal obligation accruing over the next nine months of $650,000. The primary terms of the Debentures are:

●	Interest will accrue on the principal balance at the lesser of 8% per annum or the applicable federal rate.

●	Principal and interest on each tranche will be due on the second anniversary of the payment date for that tranche.

●	The Registrant may prepay the principal amount of the Debenture, in whole or in part, at any time without penalty, and interest that has accrued on the prepaid amount will be waived.

●	The holder may convert the principal and interest accrued on the Debenture into common stock at a conversion price equal to 100% of the average of the five (5) lowest closing market prices for the common stock for the sixty trading days preceding conversion, but may not convert into a number of shares that would result in the holder owning beneficially more than 9.99% of the Registrant’s outstanding shares.

The Registrant’s obligations under the Debenture are secured by a pledge of all of the Registrant’s assets. In addition, Hubert Blanchette and Marilu Brassington, who are officers and directors of the Registrant, have pledged a total of 666 shares of Series C Preferred Stock and 35,750 shares of Series D Preferred Stock to secure the Registrant’s obligations under the Debenture.

Modification of Debentures Issued in November 2013

On August 5, 2014 the Registrant entered into a letter agreement with Factor Fund that modified the terms of the Secured Amended & Restated Convertible Debentures issued by the Registrant to Factor Fund on November 18, 2013 (the “A&R Debentures”). The modifications:

●	increased the maximum number of shares that Factor Fund can hold upon conversion of the A&R Debentures from 4.99% of the outstanding to 9.99%.

●	changed the period over which the conversion price will be measured from the 30 trading days preceding conversion to the 60 trading days preceding conversion.

●	eliminated the restriction on the number of shares of common stock that Factor Fund can sell in a month.

●	added a provision that the interest rate on the A&R Debentures will increase to 20% per annum in the event of a default.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Securities Purchase Agreement dated August 5, 2014 between Bitzio, Inc. and 112359 Factor Fund, LLC.

10-b	Secured Convertible Debenture issued on August 5, 2014

10-c	Security Agreement dated August 5, 2014 between Bitzio, Inc. and 112359 Factor Fund, LLC.

10-d	Letter Agreement dated August 5, 2014 between Bitzio, Inc. and 112359 Factor Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2014	BITZIO, INC.

	By:	/s/ Hubert J. Blanchette
Hubert J. Blanchette
Chief Executive Officer

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